Exhibit 99.1

Annexon Reports Third Quarter 2026 Financial Results, Business Updates and Key Anticipated Milestones

Differentiated C1q Platform Advances Two Registrational Programs with Blockbuster Potential, Driving Near-Term Value Catalysts

Tanruprubart U.S./EU FORWARD Data in GBS Strengthens BLA Submission Package Anticipated in Q4 2026; Tanruprubart EU MAA Currently Under Review

Vonaprument ARCHER II Phase 3 Well-Designed to Demonstrate Clinically Meaningful Vision Protection in GA; Month 15 Primary Endpoint Assessment on Track for Q4 2026

ANX1502 Data Support Continued Development of Potential First Oral C1s Inhibitor for Autoimmune Diseases, including gMG; Tablet Formulation Optimization Underway

Cash, Cash Equivalents and Short-Term Investments of $213 Million as of September 30, 2026, Provide Anticipated Runway into 2028

BRISBANE, Calif., November 9, 2026 – Annexon, Inc. (Nasdaq: ANNX) a biopharmaceutical company advancing the next generation platform of targeted immunotherapies aimed at neuroinflammatory diseases that impact approximately 10 million people worldwide, today highlighted portfolio progress, announced key anticipated milestones, and reported third quarter 2026 financial results.

“Annexon is well-positioned for a transformative next 12 months, with multiple value-creating milestones expected across our differentiated upstream C1q platform,” said Douglas Love, President and Chief Executive Officer of Annexon. “By targeting C1q tanruprubart and vonaprument have each demonstrated first-in-kind benefits in clinical trials to date, with tanruprubart accelerating functional recovery in Guillain-Barré syndrome (GBS) and vonaprument protecting vision in geographic atrophy (GA). Together, they have the potential to become groundbreaking therapies for millions of patients worldwide. In the third quarter, we advanced both programs, strengthened our balance sheet and added experienced leaders to our Board of Directors, advisory board, and team. We enter the final months of the year with significant focus and momentum to deliver on our mission to help millions live their best lives.”

2026 Strategic Priorities and Key Milestones

Tanruprubart in GBS: Potential first targeted, fast-acting therapy for GBS, a life-threatening neuromuscular emergency affecting 150,000 people annually worldwide, with an estimated annual U.S. healthcare burden of approximately $20 billion.

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In the ongoing open-label U.S. and European FORWARD study, 18 patients have been treated with tanruprubart to date, representing a broad spectrum of disease from moderate to severe in both male and female patients ranging in age from 12 to 78 years old. Functional outcomes, complete target engagement, and a generally well-tolerated safety profile were observed in FORWARD, consistent with Phase 3 and real-world evidence studies. Patient-level data from the first six patients in FORWARD were presented at medical conferences and are available on Annexon’s website here.
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EU Marketing Authorisation Application (MAA) under review with the European Medicines Agency (EMA), supported by robust data package demonstrating tanruprubart’s potential to deliver rapid benefit on function and disability in patients with GBS.
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U.S. Biologics License Application (BLA) submission anticipated this quarter is further strengthened by FORWARD findings, which provide additional evidence of the consistency and reproducibility of tanruprubart treatment effect across a broad range of GBS patients with different disease neurotypes, severities, ages and geographies.
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Next Milestone: EMA review of MAA underway; BLA submission with U.S./European data from FORWARD expected fourth quarter of 2026.

Vonaprument in GA: Potential first targeted vision-preserving therapy for GA, a leading cause of blindness affecting more than 8 million people worldwide.

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Key features of the ongoing global, double-masked ARCHER II Phase 3 trial were recently highlighted in Annexon’s virtual investor event. A replay is available here.

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ARCHER II is designed to demonstrate clinically meaningful vision protection at Months 15 and 24. Given the linear progression of vision loss in GA, we believe longer treatment provides greater potential for sustained treatment benefit and increased separation between vonaprument treatment and sham over time.
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ARCHER II enrolled a patient population similar to Phase 2, which showed consistent, dose-dependent vision protection across a broad spectrum of disease. Notably, ARCHER II is larger and longer in duration and better powered than the Phase 2 trial, and we believe is well-positioned for success on the primary endpoint of BCVA 15-letter loss.
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Study execution reflects strong physician and patient engagement. All eligible patients have received at least 15 months of treatment with patient retention at 90%, and masked vision-loss events have tracked closely with projections.
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ARCHER II is a single protocol supporting a global registration path. The Phase 3 single study will be analyzed for EU filing and will be allocated into two pre-defined sub-studies for the U.S. filing and maintains strong statistical power at the sub-study level.
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An independent Data Monitoring Committee (DMC) will assess the ARCHER II single study Month 15 primary endpoint in the fourth quarter of 2026. If the DMC recommends that the endpoint has been met, the DMC will evaluate the two pre-specified sub-studies, with results anticipated in the first quarter of 2027. Alternatively, the DMC may recommend continuing the trial through the Month 24 primary endpoint analysis. ARCHER II completion, including Month 24 analyses, is expected in the third quarter of 2027.
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Next Milestones: ARCHER II Phase 3 Month 15 single study primary endpoint assessment expected in the fourth quarter of 2026; ARCHER II completion, including Month 24 analyses, expected in the third quarter of 2027.

ANX1502 for Autoimmune Diseases: Potential first-in-kind oral small molecule inhibiting activated C1s, with convenient and flexible dosing.

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Completed proof-of-concept (POC) study evaluating an enteric-coated tablet formulation of ANX1502 in nine patients with cold agglutinin disease (CAD). No significant safety signals were observed.
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Drug activity, including observed reductions in disease biomarkers such as bilirubin and LDH, supports ANX1502’s potential for further development.
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Formulation optimization is underway to improve absorption of the enteric-coated tablet prior to executing studies in clinically validated, potentially blockbuster diseases, including neuromuscular disorders such as generalized myasthenia gravis (gMG).
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Annexon will provide further updates on the ANX1502 program as appropriate.

Corporate Updates

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Entered into a strategic credit facility of up to $200 million with Oxford Finance LLC, drawing an initial $50 million at closing. An additional $100 million is available upon achievement of milestones related to the vonaprument and tanruprubart registrational programs. The remaining $50 million is available subject to lender approval.
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Appointed Mark S. Blumenkranz, M.D., M.M.S., a retinal surgeon and biotechnology entrepreneur with more than four decades of clinical, scientific and corporate leadership experience, to the Company’s Board of Directors.
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Continued to strengthen the ophthalmology franchise with the addition of retinal specialist Eleonora (Nora) Lad, M.D., Ph.D., to Annexon’s Scientific Advisory Board. Nora is Professor of Ophthalmology and Vice Chair for Clinical Research at Duke University. Jake Shumacher joined Annexon as S.V.P., Ophthalmology Franchise Head, and is leading global commercial strategy and execution for vonaprument. Jake was formerly V.P., Commercial Head for IZERVAY at Astellas. Dr. Donald Fong, S.V.P., Clinical Development, Ophthalmology, and is leading the vonaprument clinical program, drawing on more than 25 years of experience as a retina surgeon and as former clinical lead for the vonaprument Phase 2 ARCHER study.

Third Quarter 2026 Financial Results

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Cash and operating runway: Cash, cash equivalents and short-term investments were $213.4 million as of September 30, 2026, which are expected to fund operations and anticipated milestones into 2028.
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Research and development (R&D) expenses: R&D expenses were $41.4 million for the quarter ended September 30, 2026, compared to $49.7 million for the quarter ended September 30, 2025. The change in R&D expenses is primarily associated with completed contract manufacturing expenses supporting tanruprubart regulatory filings offset by continued development of vonaprument in GA.
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General and administrative (G&A) expenses: G&A expenses were $10.9 million for the quarter ended September 30, 2026, compared to $7.3 million for the quarter ended September 30, 2025. The change in G&A expenses reflects ongoing corporate consulting and professional services costs for the advancement of our registrational programs and compensation and personnel-related expenses.
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Net loss: Net loss attributable to common stockholders was $51.2 million or $0.25 per share for the quarter ended September 30, 2026, compared to $54.9 million or $0.37 per share for the quarter ended September 30, 2025.

About Annexon

Annexon Biosciences (Nasdaq: ANNX) is advancing the next generation platform of targeted immunotherapies for nearly 10 million people worldwide living with serious neuroinflammatory diseases. Our founding scientific approach focuses on C1q, the initiating molecule of a potent inflammatory pathway that when misdirected can lead to harmful inflammation, tissue damage and loss of function in a host of diseases. Our targeted therapies are designed to stop classical complement-driven neuroinflammation at its source to provide meaningful functional benefit and alter the course of disease. Annexon’s mission is to deliver game-changing therapies to millions of patients so that they can live their best lives. To learn more visit annexonbio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the potential for the company’s two late stage registrational programs to become groundbreaking therapies for millions of patients; the blockbuster potential of the Company’s product candidates with multiple value-creating milestones expected across a differentiated upstream C1q platform; the timing and results of the BLA submission and MAA review by the EMA of tanruprubart; the potential therapeutic benefits of the Company’s product candidates; timing of and topline data from the pivotal Phase 3 ARCHER II trial at Month 15 and Month 24 and our belief that ARCHER II is well-positioned for success on the primary endpoint; the potential of vonaprument to be the first targeted vision-preserving therapy for GA and to demonstrate clinically meaningful results; the potential of tanruprubart to be the first targeted and fast-acting therapy for GBS; the Company’s ability to meet conditions and access additional capital under the Oxford credit facility; anticipated cash runway into 2028; and continuing advancement of the company’s portfolio. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the final results from the Phase 3 ARCHER II trial; the formulation optimization for ANX1502; the ability to develop ANX1502 for gMG; the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the potential for delays in the company’s clinical trials, including if the FDA and comparable foreign regulatory authorities do not accept data from clinical trials for product candidates outside the United States; the early stages of clinical development of the company’s product candidates; the effects of public health crises on the company’s clinical programs and business operations; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the Securities and Exchange Commission. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Joyce Allaire

LifeSci Advisors

jallaire@lifesciadvisors.com

Media Contact:

Christian Vaughn

annexonpr@syneoshealth.com

ANNEXON, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development (1)	$41,368	$49,700	$123,744	$142,039
General and administrative (1)	10,870	7,318	31,774	24,110
Total operating expenses	52,238	57,018	155,518	166,149
Loss from operations	(52,238)	(57,018)	(155,518)	(166,149)
Interest expense	(833)	—	(833)	—
Interest and other income, net	1,853	2,096	5,643	7,715
Net loss	(51,218)	(54,922)	(150,708)	(158,434)
Deemed dividend on modification of common stock warrants	—	—	—	(1,857)
Net loss attributable to common stockholders	$(51,218)	$(54,922)	$(150,708)	$(160,291)
Net loss per share, basic and diluted	$(0.25)	$(0.37)	$(0.75)	$(1.08)
Weighted-average shares used in computing net loss per share, basic and diluted	204,652,743	149,123,701	199,990,325	148,521,489

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(1) Includes the following stock-based compensation expense:
Research and development	$2,630	$2,380	$7,661	$7,897
General and administrative	$2,480	$1,455	$6,418	$5,221

ANNEXON, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$102,389	$162,051
Short-term investments	110,985	76,294
Prepaid expenses and other current assets	4,525	3,846
Total current assets	217,899	242,191
Restricted cash	1,032	1,032
Property and equipment, net	9,165	10,617
Operating lease right-of-use assets	13,882	15,185
Other non-current assets	8,430	8,546
Total assets	$250,408	$277,571
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,910	$14,931
Accrued and other current liabilities	18,512	24,791
Operating lease liabilities, current	3,238	2,908
Total current liabilities	37,660	42,630
Term loan, non-current	49,340	—
Operating lease liabilities, non-current	20,613	23,293
Total liabilities	107,613	65,923
Stockholders’ equity:
Common stock	190	149
Additional paid-in capital	1,210,856	1,128,917
Accumulated other comprehensive loss	(154)	(29)
Accumulated deficit	(1,068,097)	(917,389)
Total stockholders' equity	142,795	211,648
Total liabilities and stockholders’ equity	$250,408	$277,571